UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2010
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 20, 2010, Duke University Medical Center and Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced the formation of a joint venture to commercialize new biomarkers. The new entity is designed to speed the translation of newly discovered biomarkers into widely available clinical tools that can measure individual therapeutic responses, predict disease progression, and evaluate any number of biologic or disease-causing processes.

This innovative venture known as The Biomarker Factory combines Duke’s excellence in biomarker discovery and validation with LabCorp’s expertise in the development and commercialization of innovative diagnostic and laboratory tools.

Biomarkers are being used in developing treatments for diseases such as Alzheimer’s, heart disease, breast and lung cancer.  Recent groundbreaking research by Duke scientists, John McHutchison and David Goldstein demonstrated how biomarkers can give critical information about the likelihood that a patient will benefit from treatment for Hepatitis C.

The Biomarker Factory will benefit from hundreds of thousands of biological samples contributed by Duke, as well as the infrastructure already in place in the Duke-led, large-scale epidemiology study known as MURDOCK, which is currently recruiting 50,000 people into a registry. The Biomarker Factory will also capitalize on LabCorp’s biorepository being developed to discover and validate biomarkers in human disease. Financial terms were not disclosed.

Exhibits

99.1	Press Release dated April 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

April 20, 2010